UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2023

Bird Global, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41019	86-3723155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 NE 191st Street #20388
Miami, Florida 33179
(Address of principal executive offices and zip code)
(866) 205-2442
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BRDS	The New York Stock Exchange
Warrants, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share	BRDS WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2023, the Board of Directors (the “Board”) of Bird Global, Inc. (the "Company") formally appointed Philip Ryan and Philip Evershed (each, a “New Director,” and together, the “New Directors”) to serve on the Board, effective immediately. Following the appointment, the majority of the voting stock of the Company's Class A common stock, par value $0.0001 per share, voted to appoint the New Directors to the Board, effective immediately. Mr. Ryan is serving as a Class II director, with a term expiring at the Company’s annual meeting of stockholders to be held in 2023 or until his respective successor is duly elected and qualified or until his earlier death, disqualification, resignation or removal, and as a member of the Audit Committee of the Board. Mr. Evershed is serving as a Class I director, with a term expiring at the Company’s annual meeting of stockholders to be held in 2025 or until his respective successor is duly elected and qualified or until his earlier death, disqualification, resignation or removal, and as a member of the Compensation Committee of the Board.

Mr. Ryan, 66, is chairman of Swiss Re America Holding Corp., a board member for Swiss Re Ltd., and an advisory board member of NY Green Bank. Mr. Ryan was Chief Financial Officer of the Power Corporation of Canada from 2008 to 2012, and in that capacity, served as a director of IGM Financial Inc., Great-West Lifeco and several of its subsidiaries, including Putnam Investments. From 1985 until 2008, Mr. Ryan held various positions with Credit Suisse, including chairman of the financial institutions group (UK), Chief Financial Officer of Credit Suisse Group (Switzerland), Chief Financial Officer of Credit Suisse Asset Management (UK), and Managing Director of CSFB Financial Institutions Division (USA/UK). Mr. Ryan holds an M.B.A. from the Indiana University Kelley School of Business and a B.S. in Engineering from the University of Illinois.

Mr. Evershed, 62, is a Managing Partner at PointNorth Capital, an advisory and investment management company focused on non-bank credit opportunities. Mr. Evershed also serves as chairman of the board of Sirius-XM Satellite Radio (Canada) and is on the board of VerticalScope Inc. He has also served on the boards of Iogen Corp. and Canaccord Genuity Group Inc. In 2005, Mr. Evershed co-founded Genuity Capital Markets and after its sale in 2010, he became Global Head of Investment Banking at Canaccord Genuity. Mr. Evershed joined Canadian Imperial Bank of Commerce (“CIBC”) in 1990 and eventually became Co-Head of Investment Banking and Head of Mergers and Acquisitions. Prior to joining CIBC, Mr. Evershed was Chief of Staff to the Deputy Prime Minister of Canada and Minister of Privatization. Mr. Evershed holds an M.A. in Economics from the University of Toronto and Honors B.A. in Business and Economics from Wilfrid Laurier University.

The New Directors were appointed to the Board pursuant to a designation right held by the Investors (as defined below) under that certain voting agreement (the “Voting Agreement”) by and among the Company, MKB Partners Fund II, Limited Partnership and MKB Partners Fund II International, Limited Partnership (“MKB”), Relay Ventures Fund III L.P. and Relay Ventures Parallel Fund III L.P. (“Relay”), Alate I LP (“Atlate”), Obelysk Transport L.P. (“Obelysk”), John Bitove (collectively with MKB, Relay, Atlate, and Obelysk, the “Investors”) and Travis VanderZanden, dated December 30, 2022, which was previously filed with the Securities and Exchange Commission (“SEC”) as an exhibit to a Current Report on Form 8-K on January 3, 2023. Other than the designation right under the Voting Agreement discussed above, there are no arrangements between either New Director and any other person pursuant to which either New Director was selected to serve as a director. Additionally, there are no family relationships between either of the New Directors and any directors or executive officers of the Company. Finally, there are no transactions to which the Company is or was a participant and in which either New Director has a direct or indirect material interest subject to disclosure as a related party transaction under Item 404(a) of Regulation S-K.

The New Directors are each eligible to participate in the Company’s Non-Employee Director Compensation Program as described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on April 26, 2022. Each New Director has entered into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bird Global, Inc.

Date: March 30, 2023	By:	/s/ Michael Washinushi
	Name:	Michael Washinushi
	Title:	Chief Financial Officer